Exhibit 10.9

AMENDMENT NO. 18 TO THE

ALLTEL CORPORATION

SEVERANCE PAY PLAN

Effective as of July 16, 2006, the Alltel Corporation Severance Pay Plan is amended in the following respects:

1. Section I (8) of the Plan is amended to add the following new paragraph to the end thereof:

"Pursuant to the Employee Benefits Agreement by and between Alltel Corporation and Alltel Holding Corp. dated as of December 8, 2005, a Participant shall not experience a QTE and the Participant shall not become entitled to a benefit under the Plan solely by reason of any transaction or series of transactions contemplated by the Distribution Agreement by and between Alltel Corporation and Alltel Holding Corp. dated as of December 8, 2005 and the Agreement and Plan of Merger dated as of December 8, 2005, among Alltel Corporation, Alltel Holding Corp. and Valor Communications Group, Inc."

2. Section XVII (2) of the Plan is amended to add the following new paragraph to the end thereof:

"Pursuant to the Employee Benefits Agreement by and between Alltel Corporation and Alltel Holding Corp. dated as of December 8, 2005, a Participant shall not experience a SQTE and the Participant shall not become entitled to a benefit under the Plan solely by reason of any transaction or series of transactions contemplated by the Distribution Agreement by and between Alltel Corporation and Alltel Holding Corp. dated as of December 8, 2005 and the Agreement and Plan of Merger dated as of December 8, 2005, among Alltel Corporation, Alltel Holding Corp. and Valor Communications Group, Inc."

IN WITNESS WHEREOF, this Amendment has been executed as of the date first set forth above.

ALLTEL CORPORATION

By: /s/ Scott T. Ford
Name:  Scott T. Ford
Title:    President and Chief Executive Officer